STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

SUSAN DONAHUE
PREDICTIVE TECHNOLOGY GROUP, INC.

NV

Job:C20150616-2099
June 16, 2015

Special Handling Instructions:
06-16-15 CC/AMEND/REPLACEMENT BL/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20150272431-97	6/16/2015 1:30:10 PM	1	$175.00	$175.00
24 Hour Expedite	20150272431-97	6/16/2015 1:30:10 PM	1	$125.00	$125.00
Copies - Certification of Document	20150272431-97	6/16/2015 1:30:10 PM	1	$30.00	$30.00
Business License	20150272431-97	6/16/2015 1:30:10 PM	1	$0.00	$0.00
Total					$330.00

Payments

Type	Description	Amount
Credit	238129|15061677952111	$330.00
Total		$330.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1
Business License(s): 1

SUSAN DONAHUE
PREDICTIVE TECHNOLOGY GROUP, INC.

NV

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

June 16, 2015

Job Number: C20150616-2099
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20150272431-97	Amendment	1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: A Frieser
Certificate Number: C20150616-2099
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske	20150272431-97
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/16/2015 1:30 PM
	Entity Number E0568182005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GLOBAL ENTERPRISES GROUP, INC

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. The name of this Corporation is PREDICTIVE TECHNOLOGY GROUP, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 94.8 %

4. Effective date and time of filing: (optional) Date: ____ Time: ____
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Merle Ferguson
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

PREDICTIVE TECHNOLOGY GROUP, INC.

Nevada Business Identification # NV20051576128

Expiration Date: August 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 16, 2015

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.

MINUTES OF A MEETING
OF THE BOARD OF DIRECTORS OF
THE GLOBAL ENTERPRISES GROUP

June 15, 2015

A meeting of the Board of Directors of THE GLOBAL ENTERPRISES GROUP was held on June 15, 2015. Present: Brad Robinson, President and Merle Ferguson, Chairman, and William Anton, Director (telephonically).

OLD BUSINESS

The meeting was called to order. The minutes of the board meetings held on May 10, 2015 were read and approved.

NEW BUSINESS

Mr. Ferguson stated that in light of the new direction that the Company has made, the Company is better served by a name change.to PREDICTIVE TECHNOLOGY GROUP.

The Chairman stated that 47,453,300 shares of common stock are issued and outstanding of the 900,000,000 shares of authorized common stock and no shares issued out of 10,000,000 shares of preferred stock. A tally of the major shareholders who are entitled to vote and have approved by proxy of said action include:

Trade Exchange International, Inc.	15,250,000 shares	34.24%
TJJR Enterprises, Inc.	6,250,000 shares	13.17%
Global Homes, Inc.	2,500,000 shares	5.27%
JP Anderson Holdings	20,000,000 shares	42.15%

This written action is duly adopted by 94.83% by a majority of the stockholders of all classes of stock ; or 45,000,000 shares of the 47,453,300 shares of issued and outstanding shares of Global Enterprises Group.

Based upon the foregoing and without further discussion, on motion duly made and unanimously approved, the Board of Directors issued the following resolutions:

RESOLVED: That the Company change its name to PREDICTIVE TECHNOLOGY GROUP, INC.

And FURTHER RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action with an effective date of June 21, 2015 or as soon as possible.

There being no further business, on motion unanimously approved, the meeting was adjourned.

The undersigned, President of **THE GLOBAL ENTERPRISES GROUP**. (soon to become **PREDICTIVE TECHNOLOGY GROUP, INC.)** hereby certifies that by resolutions duly adopted unanimously by the Board of Directors of the Company pursuant to written action effective as of June 15, 2015; and by resolutions duly adopted by a majority vote of the shareholders of all classes of stock outstanding and entitled to vote thereon of the Company pursuant to written action effective as of June 15, 2015.

There being no further business, the meeting was adjourned.

DATED: June 15, 2015

Merle Ferguson
Chairman

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego
On 06/17/2015 before me, Bianca Rose Haynes, Notary Public
personally appeared MERLE FERGUSON

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: Bianca Haynes

BIANCA ROSE HAYNES
Commission # 1979499
Notary Public - California
San Diego County
My Comm. Expires May 25, 2016

CORPORATE RESOLUTION

I hereby certify at a meeting of the Board of Directors of TRADE EXCHANGE INTERNATIONAL, INC., a Corporation organized and existing under and by the virtue of the laws of the State of Utah, held the 15th day of June, 2015, the following resolution was adopted:

> **"RESOLVED, that Proxy to vote 15,250,000 shares of Global Enterprises Group, Inc. be given to Merle Ferguson in favor of a name change of said corporation to PREDICTIVE *TECHNOLOGY GROUP, INC.*"**

Date: June 15, 2015

Susan Donohue, Sole Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego
On 06/17/2015 before me, Bianca Rose Haynes, Notary Public
personally appeared SUSAN DONOHUE

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

BIANCA ROSE HAYNES
Commission # 1979499
Notary Public - California
San Diego County
My Comm. Expires May 25, 2016

CORPORATE RESOLUTION

I hereby certify at a meeting of the Board of Directors of TJJR ENTERPRISES, INC., a Corporation organized and existing under and by the virtue of the laws of the State of Utah, held the 15th day of June, 2015, the following resolution was adopted:

> **"RESOLVED, that Proxy to vote 6,250,000 shares of Global Enterprises Group, Inc. be given to Merle Ferguson in favor of a name change of said corporation to PREDICTIVE TECHNOLOGY GROUP, INC."**

Date: June 15, 2015

Susan Donohue, Sole Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego
On 06/17/2015 before me, Bianca Rose Haynes, Notary Public
personally appeared SUSAN DONOHUE

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:

BIANCA ROSE HAYNES
Commission # 1979499
Notary Public - California
San Diego County
My Comm. Expires May 25, 2016

CORPORATE RESOLUTION

I hereby certify at a meeting of the Board of Directors of GLOBAL HOMES, INC., a Corporation organized and existing under and by the virtue of the laws of the State of Utah, held the 15th day of June, 2015, the following resolution was adopted:

> **"RESOLVED, that Proxy to vote 2,500,000 shares of Global Enterprises Group, Inc. be given to Merle Ferguson in favor of a name change of said corporation to PREDICTIVE TECHNOLOGY GROUP, INC."**

Date: June 15, 2015

____
Merle Ferguson, Sole Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego
On 06/17/2015 before me, Bianca Rose Haynes, Notary Public
personally appeared MERLE FERGUSON

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: ____________________

BIANCA ROSE HAYNES
Commission # 1979499
Notary Public - California
San Diego County
My Comm. Expires May 25, 2016

COMPANY RESOLUTION

I hereby certify at a meeting of JP ANDERSON HOLDINGS held the 15th day of June, 2015, the following resolution was adopted:

> **"RESOLVED, that Proxy to vote 20,000,000 shares of Global Enterprises Group, Inc. be given to Merle Ferguson in favor of a name change of said corporation to PREDICTIVE TECHNOLOGY GROUP, INC."**

Date: June 15, 2015

____
Merle Ferguson, Sole Owner

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of San Diego
On 06/17/2015 before me, Bianca Rose Haynes, Notary Public
personally appeared MERLE FERGUSON

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: ______________________________

BIANCA ROSE HAYNES
Commission # 1979499
Notary Public - California
San Diego County
My Comm. Expires May 25, 2016